As filed with the Securities and Exchange Commission on September 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.*

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

(817) 989-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sergei Krylov Executive Vice President and Chief Financial Officer Approach Resources Inc. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000	J. Curtis Henderson Chief Administrative Officer Approach Resources Inc. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201-2533

(214) 969-1700

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares(5)
Warrants
Rights
Debt Securities
Guarantee of Debt Securities(6)
Total	$500,000,000	N/A	$500,000,000(3)	$57,950(7)

(1)	Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time-to-time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. In no event will the aggregate initial offering price of all securities being issued from time to time pursuant to this registration statement exceed $500,000,000.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(4)	Calculated in accordance with Rule 457(o) of the Securities Act.
(5)	Each depositary share will be issued under a depository agreement and will be evidenced by a depositary receipt. If Approach Resources Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(6)	Subsidiaries of Approach Resources Inc. named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of Approach Resources Inc. No additional consideration will be received for the guarantees and in accordance with Rule 457(n) of the Securities Act, no additional fee is required.
(7)	Pursuant to Rule 457(p) under the Securities Act, filing fees paid with respect to $500,000,000 of unsold securities of the Registrant are being applied to this Registration Statement from the Registrant’s Registration Statement on Form S-3, Registration No. 333-195880 (the “2015 Registration Statement”), declared effective on May 4, 2015. The 2015 Registration Statement registered securities for a proposed maximum offering price of $500,000,000, all of which securities remain unsold. A filing fee of $58,100 was previously paid by Approach Operating, LLC (0001481184; 333-195880-04) on February 26, 2015 with respect to the unsold securities under the 2015 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $57,950 of the filing fee previously paid with respect to the 2015 Registration Statement is being carried forward to offset the full amount of the filing fee for this offering.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Approach Resources Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Approach Resources I, LP	Texas	20-0415316
Approach Oil & Gas Inc.	Delaware	20-1997957
Approach Operating, LLC	Delaware	54-2131981
Approach Delaware, LLC	Delaware	20-0507483
Approach Services, LLC	Delaware	45-4733806
Approach Midstream Holdings LLC	Delaware	45-5634122

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 15, 2017

PROSPECTUS

APPROACH RESOURCES INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Debt Securities

Guarantee of Debt Securities of Approach Resources Inc. by:

Approach Resources I, LP

Approach Oil & Gas Inc.

Approach Operating, LLC

Approach Delaware, LLC

Approach Services, LLC

Approach Midstream Holdings LLC

We may offer and sell the securities listed above from time to time in one or more transactions. Any non-convertible debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

The securities:

•	will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

•	may be offered separately or together, or in separate series;

•	may be convertible into or exchangeable for other securities;

•	may be guaranteed by certain of our domestic subsidiaries; and

•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

We will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our domestic subsidiaries. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the net proceeds that we expect to receive from selling the securities being offered. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 4 of this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AREX.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2017.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before investing in any of our securities, you are urged to carefully read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of such document.

In this prospectus, the “Company,” “we,” “us,” “our” or “ours” refer to Approach Resources Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

APPROACH RESOURCES INC.

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. The Company was incorporated in Delaware in 2002. Our principal executive offices are located at One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, and our telephone number is (817) 989-9000.

THE SUBSIDIARY GUARANTORS

Certain of our domestic subsidiaries, which we refer to as the Subsidiary Guarantors in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-33801) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual, quarterly and current reports filed with the SEC, is available free of charge through our website at http://www.approachresources.com. By referring to our corporate website, we do not incorporate such website or its contents into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we have filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on January 30, 2017, March 20, 2017, May 19, 2017 and June 7, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A12B filed on November 5, 2007, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention: Chief Administrative Officer

(817) 989-9000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, any prospectus supplement and in the documents incorporated herein by reference, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, typical well economics and our future reserves, production, revenues, costs, income, capital spending, 3-D seismic operations, interpretation and results and obtaining permits and regulatory approvals. When used in this prospectus, the words “will,” “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “potential” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. We caution all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors detailed below and discussed in our Annual Report on Form 10-K for the year ended December 31, 2016, and our subsequent SEC filings. All forward-looking statements contained in this prospectus speak only as of the date of this prospectus, and all forward-looking statements incorporated by reference into this prospectus speak only as of the dates such statements were issued. We disclaim any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following:

•	uncertainties in drilling, exploring for and producing oil and gas;

•	oil, NGLs and natural gas prices;

•	overall United States and global economic and financial market conditions;

•	our leverage negatively affecting our semi-annual redetermination of our revolving credit facility;

•	domestic and foreign demand and supply for oil, NGLs, natural gas and the products derived from such hydrocarbons;

•	actions of the Organization of Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;

•	our ability to obtain additional financing necessary to fund our operations and capital expenditures and to meet our other obligations;

•	our ability to maintain a sound financial position;

•	our cash flows and liquidity;

•	the effects of government regulation and permitting and other legal requirements, including laws or regulations that could restrict or prohibit hydraulic fracturing;

•	disruption of credit and capital markets;

•	disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver our oil, NGLs and natural gas and other processing and transportation considerations;

•	marketing of oil, NGLs and natural gas;

•	high costs, shortages, delivery delays or unavailability of drilling and completion equipment, materials, labor or other services;

•	competition in the oil and gas industry;

•	uncertainty regarding our future operating results;

•	profitability of drilling locations;

•	interpretation of 3-D seismic data;

•	replacing our oil, NGLs and natural gas reserves;

•	our ability to retain and attract key personnel;

•	our business strategy, including our ability to recover oil, NGLs and natural gas in place associated with our Wolfcamp shale oil resource play in the Permian Basin;

•	development of our current asset base or property acquisitions;

•	estimated quantities of oil, NGLs and natural gas reserves and present value thereof;

•	plans, objectives, expectations and intentions contained in this prospectus, any prospectus supplement and the documents we incorporate herein by reference that are not historical; and

•	the other risks described in this prospectus, any prospectus supplement and the documents we incorporate herein by reference.

RISK FACTORS

You should carefully consider the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, before investing in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Six Months Ended June 30, 2017		Years ended December 31,
			2016		2015		2014	2013	2012
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	5.15x	9.11x	3.04x

(1)	The ratio has been computed by dividing earnings (loss) by fixed charges. For purposes of computing the ratio, the numerator consists of the sum of (i) earnings (loss), which includes income before income taxes, and (ii) fixed charges. The denominator consists of fixed charges, which includes interest expense and a portion of rentals representative of an implicit interest factor for such rentals.
(2)	Due to our net losses for the six months ended June 30, 2017, and the years ended December 31, 2016 and 2015, the coverage ratio for each of these periods was less than 1:1. To achieve a coverage ratio of 1:1, we would have needed additional earnings of approximately $5.1 million for the six months ended June 30, 2017, and $49.4 million and $242.4 million for the years ended December 31, 2016 and 2015, respectively.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes. These purposes may include repayment or refinancing of indebtedness, working capital, capital expenditures, investments and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

The following description is based on relevant provisions of the Delaware General Corporation Law, which we refer to as the DGCL, our restated certificate of incorporation as amended by a certificate of amendment, which we collectively refer to as our certificate of incorporation, and our second amended and restated bylaws, which we refer to as our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of DGCL and to our certificate of incorporation and bylaws.

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Under the DGCL, our stockholders shall not be personally liable for our debts or obligations except as they may be liable by reason of their own conduct or acts.

Common Stock

As of September 12, 2017, we had a total of 86,501,500 shares of common stock issued and outstanding, including 3,295,438 shares of restricted stock. The shares of restricted stock have voting rights, rights to receive dividends and are subject to certain forfeiture restrictions. Additionally, options to purchase 38,525 shares of common stock are currently outstanding and have been granted to certain employees. We have approximately 1,144,620 shares of our common stock available for future issuance for grant of awards under our 2007 Stock Incentive Plan, as amended (the “Plan”). If an award granted under the Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered shares of common stock which were subject to the award shall, unless the Plan shall have been terminated, become available for future awards under the Plan.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. On January 27, 2017, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with Wilks Brothers, LLC, a Texas limited liability company, and SDW Investments, LLC, a Texas limited liability company (collectively, “Wilks”) (as reported in the Company’s Current Report on Form 8-K dated January 30, 2017 and incorporated by reference herein). Pursuant to the terms of the Stockholders Agreement, we appointed three Wilks’ designees to our board of directors, Matthew R. Kahn (whose term expires at our 2019 annual meeting), Morgan D. Neff (whose term expires at our 2020 annual meeting) and Matthew D. Wilks (whose term expires at our 2018 annual meeting). After these appointments, the number of directors on our board of directors increased to eight. Mr. Kahn was also appointed to serve on our Audit, Compensation and Nominating and Corporate Governance Committees. The Stockholders Agreement provides that the board of directors will be reduced from eight members to seven members on December 31, 2017, with one of the Wilks-nominated directors resigning if Wilks’ equity ownership drops below 40%, and a non-Wilks-nominated director resigning if Wilks retains 40% or more of our outstanding equity. If Wilks’ equity ownership drops below 20%, then only one Wilks’ designee will be appointed to our board of directors, and if Wilks’ equity ownership drops below 10%, then no designee of Wilks will be appointed to our board of directors. The Stockholders Agreement will terminate automatically upon the earlier to occur of (i) such time as the Wilks no longer beneficially own 10% of equity and (ii) January 27, 2022.

The Stockholders Agreement also provides that, until certain market capitalization levels are reached or the Stockholders Agreement expires, Wilks will vote their shares in proportion with the non-Wilks stockholders on typical annual meeting matters (including the election of directors). Wilks remains our largest stockholder holding 48.47% of our issued and outstanding common stock, as of September 12, 2017.

Holders of our common stock are entitled to receive dividends if and when such dividends are declared by our board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Upon our dissolution, liquidation or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all our assets available for distribution to our stockholders after satisfaction of our debts and other liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive, conversion, redemption or other subscription rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges as is determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

The rights of the holders of common stock will be subject to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of decreasing the market price of the common stock and could delay, deter or prevent a change in control of our company.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock and could also affect the likelihood that holders of our common stock will receive dividend payments and payments on liquidation. Although prior to issuing any series of preferred stock our board of directors will be required to make a determination as to whether the issuance is in the best interest of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. We currently have no shares of preferred stock outstanding.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

A number of provisions in our certificate of incorporation, our bylaws and the DGCL may make it more difficult to acquire control of us. These provisions could deprive our stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors;

•	discourage transactions which may involve an actual or threatened change in control of us;

•	discourage tactics that may be involved in proxy fights; and

•	encourage persons seeking to acquire control of our company to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

Written consent of stockholders. Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent.

Call of special stockholder meetings. Our bylaws provide that stockholders are not permitted to call special meetings of stockholders. Only our board of directors, chairman or Chief Executive Officer is permitted to call a meeting of stockholders.

Amending the bylaws. Our certificate of incorporation permits our board of directors to adopt, amend or repeal any provision of the bylaws or to make new bylaws. Our certificate of incorporation also provides that our bylaws may be amended by the affirmative vote of at least 67% of the voting power of the outstanding shares of our capital stock.

Classified board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as practicable. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by the board of directors.

Advance notice procedures for stockholder proposals and director nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at our principal executive offices not less than 90 and no more than 120 calendar days before the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. In addition, our bylaws specify requirements for the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Filling board of directors vacancies; removal. Our certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us. Our certificate of incorporation provides, in accordance with the DGCL, that the stockholders may remove directors only for cause and by the affirmative vote of at least 67% of the voting power of all of the then-outstanding shares of our common stock. We believe that the removal of directors by the stockholders only for cause, together with the classification of the board of directors, will promote continuity and stability in our management and policies and that this continuity and stability will facilitate long-range planning.

No cumulative voting. The DGCL provides that stockholders are not entitled to use cumulative voting in the election of directors unless our restated certificate of incorporation provides otherwise. Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our certificate of incorporation expressly precludes cumulative voting.

Authorized but unissued shares. Our certificate of incorporation provides that the authorized but unissued shares of preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL regulating corporate takeovers. This section prevents a Delaware corporation from engaging in a business combination that includes a merger or sale of more than 10% of the corporation’s assets with a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as affiliates and associates of any of those persons. That prohibition extends for three years following the date that stockholder acquired that amount of stock unless:

•	the transaction in which that stockholder acquired the stock is approved by the board of directors prior to that date;

•	upon completion of the transaction that resulted in the acquisition of the stock, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

•	on or after the date the stockholder acquired the stock, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the stockholder.

Stockholders may, by adopting an amendment to our certificate of incorporation or our bylaws, elect for the corporation not to be governed by Section 203 of the DGCL. Such amendment shall not become effective until 12 months after the date it is adopted or applies to a stockholder. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. Section 203 will not apply to a business combination between us and Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P. or Yorktown Energy Partners VII, L.P., or collectively, Yorktown, which are under common management, or a Yorktown affiliate because Yorktown held more than 15% of our stock prior to the effective date of our certificate of incorporation.

Limitation of liability of directors and officers; indemnification. Our certificate of incorporation provides that to the fullest extent permitted by Delaware law, as that law may be amended and supplemented from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) the payment of dividends in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. The effect of the provision of our certificate of incorporation is to eliminate the rights of the company and our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent behavior) except in the situations described in clauses (i) through (iv) above. Our bylaws also set forth certain indemnification provisions and provide for the advancement of expenses incurred by a director in defending a claim by reason of the fact that he was one of our directors (or was serving as a director or officer of another entity at our request), provided that the director agrees to repay the amounts advanced if the director is not entitled to be indemnified by us under the provisions of the DGCL. The indemnification provisions of our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though an action, if successful, otherwise might have benefited us and our stockholders.

The right to indemnification and advancement of expenses are not exclusive of any other rights to indemnification our directors or officers may be entitled to under any agreement, vote of stockholders or disinterested directors or otherwise. We have entered into indemnification agreements with each of our directors and some of our officers pursuant to which we agree to indemnify the director or officer against expenses, judgments, fines or amounts paid in settlement incurred by the director or officer and arising in his capacity as a director, officer, employee and/or agent of the Company or other enterprise of which he is a director, officer, employee or agent acting at our request to the maximum extent permitted by applicable law, subject to certain limitations. Additionally, under Delaware law, we may purchase and maintain insurance for the benefit and on behalf of our directors and officers insuring against all liabilities that may be incurred by the director or officer in or arising out of his capacity as our director, officer, employee and/or agent.

Forum Selection Clause in Bylaws

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action asserting a claim governed by the internal affairs doctrine. Our bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the provisions described above.

Business Opportunities Renunciation

All of our non-employee directors and certain of our stockholders may from time to time have investments in other exploration and production companies that may compete with us. Section 122(17) of the DGCL permits a Delaware corporation, such as the Company, to renounce in its certificate of incorporation or by action of its board of directors any interest or expectancy of the corporation in certain opportunities, effectively eliminating the ambiguity in a Delaware corporation’s ability to do so in advance arising out of prior Delaware case law. Under corporate law concepts of fiduciary duty, officers and directors generally have a duty to disclose to us opportunities that are related to our business and are generally prohibited from pursuing those opportunities unless we determine that we are not going to pursue them. Our certificate of incorporation and our business opportunities agreements provide that so long as any of the parties to the business opportunities agreements, which we refer to as “designated parties,” is serving as a member of our board of directors, we renounce any interest or expectancy in any business opportunity, transaction or other matter in and that involves any aspect of the oil and gas exploration, exploitation, development and production other than:

•	any business opportunity that is brought to the attention of a designated party solely in such person’s capacity as a director of the Company and with respect to which, at the time of such presentment, no other designated party has independently received notice or otherwise identified such opportunity; or

•	any business opportunity that is identified by a designated party solely through the disclosure of information by or on behalf of us.

Thus, for example, designated parties may pursue opportunities in the oil and gas exploration and production industry for their own account. Our certificate of incorporation provides that the designated parties have no obligation to offer such opportunities to us.

Pursuant to the business opportunities agreements approved by our board of directors, each of the designated parties do not have a duty to inform us of a business opportunity that he becomes aware of so long as he did not become aware of the opportunity solely as a consequence of serving as a member of our board of directors. Furthermore, the designated parties each are permitted to pursue that opportunity even if it is competitive with our business. The business opportunities agreements do not prohibit us from pursuing any business opportunity to which we have renounced any interest or expectancy. The business opportunities agreements provide the designated parties and their respective affiliates with some certainty that opportunities that they independently pursue will not be required to be first offered to us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement of which this prospectus forms a part in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed, or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefore.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires, which we refer to as the expiration date;

•	United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the expiration date (or such later date to which we may extend such expiration date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF RIGHTS

We may issue rights to purchase preferred stock, common stock or other securities that are being registered hereunder. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular term of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. The debt securities will be issued under one or more separate indentures between us and a trustee to be named in the prospectus supplement.

The debt securities will be either senior debt securities or subordinated debt securities. The senior and subordinated debt securities will be issued under separate indentures among us, the subsidiary guarantors of the debt securities, if any, and a trustee to be determined. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called “indentures.”

Unless the debt securities are guaranteed by our subsidiaries as described below, the rights of the Company and our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the indentures below. The summary is not complete. The form of each indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you.

General

The indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct, unsecured obligations.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in this prospectus under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities. If the prospectus supplement so indicates, the debt securities will be convertible into or exchangeable for our other securities.

If specified in the prospectus supplement respecting a particular series of debt securities, certain subsidiaries of the Company, each referred to as a subsidiary guarantor, will fully and unconditionally guarantee that series as described in this prospectus under “— Subsidiary Guarantee” and in the prospectus supplement. Each subsidiary guarantee will be an unsecured obligation of the subsidiary guarantor. A subsidiary guarantee of subordinated debt securities will be subordinated to the senior debt of the subsidiary guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. The applicable prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will set forth the price or prices at which the debt securities to be issued will be offered for sale and will describe the following terms of such debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	whether any subsidiary guarantor will provide a subsidiary guarantee of the debt securities, and the terms of any subordination of such guarantee;

•	any limit on the aggregate principal amount of the debt securities;

•	each date on which the principal of the debt securities will be payable;

•	the interest rate or rates, or the method of determination thereof, that the debt securities will bear and the interest payment dates for the debt securities;

•	each place where payments of the principal, premium, if any, and interest may be made on the debt securities;

•	any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund, amortization or other provisions that would obligate us to redeem, repurchase or otherwise repay some or all of the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	any index or other method used to determine the amount of payment of principal of (and premium, if any) and/or interest on the debt securities;

•	whether the debt securities will be subject to certain optional interest rate reset provisions;

•	whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

•	any additional means of satisfaction or discharge of the debt securities;

•	whether the debt securities are defeasible;

•	any deletions, modifications, additions to or changes in the events of default or covenants pertaining to the debt securities or made for the benefit of the holders thereof;

•	whether the debt securities are convertible into or exchangeable for our other securities and, if so, the terms and conditions upon which conversion or exchange will be effected, including the initial conversion price or conversion rate, or exchange price or exchange rate, and any adjustments thereto and the conversion or exchange period;

•	any addition to or change in the covenants in the indenture applicable to the debt securities;

•	whether the debt securities will be issued as a global debt security and, in that case, the identity of the depository for the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Neither of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

Original Issue Discount

Debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, or “original issue discount securities,” may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described in this prospectus under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantees

Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our domestic subsidiaries. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subsidiary guarantee of the subsidiary guarantors.

Subject to the limitations described below and in the prospectus supplement, one or more of the subsidiary guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at maturity, by acceleration or otherwise, of all our payment obligations under the indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by a subsidiary guarantor being herein called the “guaranteed obligations”). The subsidiary guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the trustee in enforcing any rights under a subsidiary guarantee with respect to a subsidiary guarantor.

In the case of subordinated debt securities, a subsidiary guarantor’s subsidiary guarantee will be subordinated in right of payment to the senior debt of such subsidiary guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by any subsidiary guarantor under its subsidiary guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant subsidiary guarantor without rendering such subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each subsidiary guarantee will be a continuing guarantee and will:

•	remain in full force and effect until either (i) payment in full of all the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture), or (ii) released as described in the following paragraph;

•	be binding upon each subsidiary guarantor; and

•	inure to the benefit of and be enforceable by the trustee, the debt securities holders and their successors, transferees and assigns.

In the event that (i) a subsidiary guarantor ceases to be a subsidiary, (ii) either legal defeasance or covenant defeasance occurs with respect to the series or (iii) all or substantially all of the assets or all of the capital stock of such subsidiary guarantor is sold, including by way of sale, merger, consolidation or otherwise, such subsidiary guarantor will be released and discharged of its obligations under its subsidiary guarantee without any further action required on the part of the trustee or any debt securities holder, and no other person acquiring or owning the assets or capital stock of such subsidiary guarantor will be required to enter into a subsidiary guarantee. In addition, the prospectus supplement may specify additional circumstances under which a subsidiary guarantor can be released from its subsidiary guarantee.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the debt securities holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable indenture.

Notwithstanding any provision of the indentures or any debt security described in this prospectus, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture, and in either case we fail to appoint a successor depositary within 90 days;

•	an event of default with respect to the debt securities represented by such global security has occurred and is continuing and the trustee has received a written request from the depositary to issue certificated debt securities;

•	subject to the rules of the depositary, we shall have elected to terminate the book-entry system through the depositary; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and debt securities holder of such global security and the debt securities that it represents for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or holders of such global security or any debt securities that it represents for any purpose under the debt securities or the applicable indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of debt securities take physical delivery of such debt securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, or “participants,” and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subsidiary guarantors, the trustees or the agents of us, the subsidiary guarantors or the trustees will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in the City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in the City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person, which we refer to as a successor person, and may not permit any person to consolidate with or merge into us, unless:

•	the successor person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•	immediately before and after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The successor person (if not us) will be substituted for us under the applicable indenture with the same effect as if it had been an original party to such indenture, and, except in the case of a lease, we will be relieved from any further obligations under such indenture and the debt securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

1.	Failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

2.	Failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

3.	Failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

4.	Failure to perform or comply with the provisions described in this prospectus under “—Consolidation, Merger and Sale of Assets”;

5.	Failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

6.	Any debt of ourselves, any significant subsidiary or, if a subsidiary guarantor has guaranteed the series, such subsidiary guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such debt unpaid or accelerated exceeds $20 million;

7.	Any judgment or decree for the payment of money in excess of $20 million is entered against us, any significant subsidiary or, if a subsidiary guarantor has guaranteed the series, such subsidiary guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

8.	Certain events of bankruptcy, insolvency or reorganization affecting us, any significant subsidiary or, if a subsidiary guarantor has guaranteed the series, such subsidiary guarantor; and

9.	If any subsidiary guarantor has guaranteed such series, the subsidiary guarantee of any such subsidiary guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any subsidiary guarantor or any person acting on behalf of any subsidiary guarantor denies or disaffirms such subsidiary guarantor’s obligations under its subsidiary guarantee (other than by reason of a release of such subsidiary guarantor from its subsidiary guarantee in accordance with the terms of the applicable indenture).

If an event of default (other than an event of default with respect to Approach Resources Inc. described in clause (8) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Approach Resources Inc. described in clause (8) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert or exchange such debt security.

We will be required to furnish to each trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to evidence the succession under the indenture of another person to us or any subsidiary guarantor and to provide for its assumption of our or such subsidiary guarantor’s obligations to holders of debt securities;

•	to make any changes that would add any additional covenants of us or the subsidiary guarantors for the benefit of the holders of debt securities or that do not adversely affect the rights under the indenture of the holders of debt securities in any material respect

•	to add any additional events of default;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to secure the debt securities;

•	to establish the form or terms of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the indenture of a successor trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add subsidiary guarantors; or

•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior debt.

Other modifications and amendments of an indenture may be made by us, the subsidiary guarantors, if applicable, and the applicable trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

•	modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the holders of the subordinated debt securities;

•	except as provided in the applicable indenture, release the subsidiary guarantee of a subsidiary guarantor;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase debt securities from any holder that has been made pursuant to a covenant in such indenture, modify such covenant in a manner adverse to such holder.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•	if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security;

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause); and

•	certain debt securities, including those owned by us, any subsidiary guarantor or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time-to-time.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

•	either:

(i)	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(ii)	all outstanding debt securities of that series that have been not delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited with the trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we refer to as legal defeasance, or relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we refer to as covenant defeasance.

Legal Defeasance

The indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of debt securities, we and, if applicable, each subsidiary guarantor will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

1.	We have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

2.	No event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

3.	Such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

4.	In the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any senior debt and no other event of default with respect to any senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

5.	We have delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance

The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any subsidiary guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any subsidiary guarantor, as such, shall have any liability for any obligations of the Company or any subsidiary guarantor under the debt securities, the indentures or any subsidiary guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the subsidiary guarantors, the trustees and any agent of ours, the subsidiary guarantors or a trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if it is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by an officers’ certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates and stockholders, (iii) through agents or (iv) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the estimated net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more agents, dealers, underwriters, including standby underwriters, or remarketing firms to sell the unsubscribed securities to third parties.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer pursuant to this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The maximum commission or discount to be received by any FINRA member or independent broker/dealer will not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5121.

Direct Sales and Sales Through Agents

We may sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the offered securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the offered securities upon the exercise of rights that we may issue to our securityholders. We may also sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers, underwriters and remarketing firms that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Thompson & Knight LLP, Dallas, Texas, as our counsel. Underwriters, dealers, agents and remarketing firms, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Approach Resources Inc. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included in this prospectus, any prospectus supplement or incorporated herein by reference have been derived from reports prepared by DeGolyer and MacNaughton. All such information has been so included or incorporated by reference in reliance upon the authority of DeGolyer and MacNaughton as experts in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Except for the Securities and Exchange Commission registration fee, all expenses are estimated. All such expenses will be paid by the registrant.

Securities and Exchange Commission registration fee		$57,950
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee fees and expenses		*
Listing fees		*
Printing and engraving expenses		*
Blue sky fees and expenses (including legal fees)		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Approach Resources Inc.

The restated certificate of incorporation as amended by a certificate of amendment of Approach Resources Inc. (the “Company,” “we,” “us,” “our” or “ours”), which we collectively refer to as our restated certificate of incorporation, provides that no director or officer will be liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer occurring on or after the date of incorporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involved intentional misconduct, fraud or a knowing violation of the law, (iii) the payment of dividends in violation of Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our restated bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Our restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we maintain directors’ and officers’ insurance to cover directors, officers and certain employees of the Company and its subsidiaries for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The registration rights agreements we entered into in connection with our initial public offering, and with the Wilks on January 27, 2017, each provide for the indemnification by certain holders of registrable securities under such agreement of our officers and directors for certain liabilities.

Approach Resources I, LP

Approach Resources I, LP is a Texas limited partnership organized under the Texas Revised Limited Partnership Act, which was succeeded by the Texas Business Organizations Code on January 1, 2010 (as amended from time to time, the “Code”). Sections 8.003 and 8.102 of the Code provide that a limited partnership’s certificate of formation may eliminate all monetary liability of a governing person to the limited partnership for acts or omissions in the governing person’s capacity as a governing person other than conduct specifically excluded from protection. Sections 8.101 and 8.102(b)(3) of the Code provide that Texas law does not permit any limitation of liability of a governing person found liable for (i) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (ii) breaching the duty of loyalty to the partnership or (iii) an act or omission not committed in good faith that constitutes a breach of the duty owed to the partnership.

Section 8.102 of the Code permits a partnership to indemnify any person who has been or is threatened to be made a party to a legal proceeding because he is or was a governing person of the partnership, or because he served at the request of the partnership as a principal of another business or employee benefit plan, against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding. However, Section 8.101 of the Code provides that a partnership may not indemnify a director in reliance on this part of the Code unless the governing person (i) conducted himself in good faith, (ii) reasonably believed that his conduct was in the best interests of the partnership or, in the case of action not taken in his official capacity, was not opposed to the best interests of partnership and (iii) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 8.051(a) of the Code provides that a partnership is required to indemnify any governing person of the partnership who has been or is threatened to be made a party to a legal proceeding by reason of his service to the partnership if the governing person is successful on the merits or otherwise in the defense of such proceeding. In addition, Section 8.151(b) of the Code provides that a partnership may purchase and maintain on behalf of its governing persons insurance with respect to any liability asserted against or incurred by such persons, whether or not the partnership would have the power under applicable law to indemnify such persons.

Section 8.102(b) of the Code permits a partnership to indemnify a governing person for reasonable expenses actually incurred by the governing person in connection with the proceeding (and not for a judgment, penalty, fine or excise or similar tax) if the governing person has not been found liable to the partnership or is found to have received an improper personal benefit. Section 8.104 of the Code permits a partnership to pay reasonable expenses of a governing person in advance of the final disposition of a proceeding for which indemnification may be provided on the condition that the partnership first receives (i) a written affirmation by the governing person of his good faith belief that he has met the standard of conduct necessary for indemnification, and (ii) a written undertaking by or on behalf of the governing person that he will repay such expenses if it is ultimately determined that he is not entitled to be indemnified. Section 8.105 of the Code allows a partnership to indemnify and advance expenses to its officers, employees and other agents to the same extent that it allows a partnership to indemnify and advance expenses to directors.

Neither the certificate of limited partnership of Approach Resources I, LP nor the limited partnership agreement of Approach Resources I, LP addresses indemnification or advancement of expenses of the governing persons of Approach Resources I, LP.

Approach Oil & Gas Inc.

Approach Oil & Gas Inc. is a Delaware corporation organized under the DGCL. The provisions of the DGCL regarding indemnification of directors and officers and advancement of expenses of directors and officers discussed above as applying to the Company also apply to Approach Oil & Gas Inc.

The certificate of incorporation of Approach Oil & Gas Inc. provides that, to the fullest extent permitted by the DGCL, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director. The certificate of incorporation of Approach Oil & Gas Inc. further provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for beach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the payment of dividends in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Both the certificate of incorporation of Approach Oil & Gas Inc. and the bylaws of Approach Oil & Gas Inc. also contain indemnification rights for the corporation’s directors and officers. Specifically, the certificate of incorporation and the bylaws provide that Approach Oil & Gas Inc. shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, the certificate of incorporation and the bylaws provide that Approach Oil & Gas Inc. may maintain insurance on behalf of its officers and directors against expenses, liability or loss incurred by them in their capacities as officers and directors.

Approach Operating, LLC

Approach Operating, LLC is a Delaware limited liability company organized under the Delaware Limited Liability Company Act (the “DLLCA”). Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Operating, LLC nor the limited liability company agreement of Approach Operating, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Operating, LLC does state that the officers of Approach Operating, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Operating, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Delaware, LLC

Approach Delaware, LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Delaware, LLC nor the limited liability company agreement of Approach Delaware, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Delaware, LLC does state that the officers of Approach Delaware, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Delaware, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Services, LLC

Approach Services, LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Services, LLC nor the limited liability company agreement of Approach Services, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Services, LLC does state that the officers of Approach Services, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Services, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Midstream Holdings LLC

Approach Midstream Holdings LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Midstream Holdings LLC nor the limited liability company agreement of Approach Midstream Holdings LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Midstream Holdings LLC does state that the officers of Approach Midstream Holdings LLC shall be liable for errors or omissions in performing their duties with respect to Approach Midstream Holdings LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Item 16. Exhibits

(a) Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement.

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed October 18, 2007 (File No. 333-144512), and incorporated herein by reference).

4.2	Second Supplemental Indenture, dated as of December 20, 2016, by and among Approach Resources Inc., the guarantors named therein and Wilmington Trust, National Association, as successor trustee under the Indenture (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 22, 2016, and incorporated herein by reference).

4.3	First Supplemental Indenture, dated as of June 11, 2013, among Approach Resources Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed June 11, 2013, and incorporated herein by reference).

4.4	Senior Indenture, dated as of June 11, 2013, among Approach Resources Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 11, 2013, and incorporated herein by reference).

4.5*	Form of Senior Indenture.

4.6	Form of Subordinated Indenture (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on May 18, 2011 (File No. 333-174318), and incorporated herein by reference).

4.7	Agreement dated as of April 28, 2016 by and among Approach Resources, Inc., Wells Fargo Bank, National Association, and Wilmington Trust, National Association (filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed August 4, 2016, and incorporated herein by reference).

4.8	Registration Rights Agreement, dated as of January 27, 2017, by and among Approach Resources Inc., Wilks Brothers, LLC and SDW Investments, LLC (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 30, 2017, and incorporated herein by reference).

4.9	Registration Rights Agreement, dated as of November 14, 2007, by and among Approach Resources Inc. and investors identified therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed December 3, 2007, and incorporated herein by reference).

4.10**	Form of Warrant Agreement.

4.11**	Form of Depositary Agreement.

5.1*	Opinion of Thompson & Knight LLP as to the legality of the securities being registered.

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1*	Consent of Hein & Associates LLP, independent registered public accounting firm.

23.2*	Consent of Thompson & Knight LLP (contained in Exhibit 5.1 hereto).

23.3*	Consent of DeGolyer and MacNaughton, independent petroleum engineering consulting firm.

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the senior indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the subordinated indenture.

*	Filed herewith.
**	To be filed by amendment, as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference or in a post-effective amendment to this registration statement.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(b) Financial statement schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is in the consolidated financial statements, and have therefore been omitted.

(c) Reports, opinions and appraisals

The following reports, opinions and appraisals are included herein: None.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 15, 2017.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ross Craft, Sergei Krylov and J. Curtis Henderson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 15, 2017

/s/ Sergei Krylov Sergei Krylov	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2017

/s/ Vean J. Gregg III Vean J. Gregg III	Lead Independent Director	September 15, 2017

/s/ Alan D. Bell Alan D. Bell	Director	September 15, 2017

/s/ James H. Brandi James H. Brandi	Director	September 15, 2017

/s/ James C. Crain James C. Crain	Director	September 15, 2017

/s/ Matthew R. Kahn Matthew R. Kahn	Director	September 15, 2017

/s/ Morgan D. Neff Morgan D. Neff	Director	September 15, 2017

/s/ Matthew D. Wilks Matthew D. Wilks	Director	September 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 15, 2017.

APPROACH RESOURCES I, LP

By:	Approach Operating, LLC, its sole general partner

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ross Craft, Sergei Krylov and J. Curtis Henderson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer* (Principal Executive Officer)	September 15, 2017

/s/ Sergei Krylov Sergei Krylov	Executive Vice President and Chief Financial Officer** (Principal Financial Officer and Principal Accounting Officer)	September 15, 2017

*	J. Ross Craft serves as the Chief Executive Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.
**	Sergei Krylov serves as the Executive Vice President and Chief Financial Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 15, 2017.

APPROACH OIL & GAS INC.

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ross Craft, Sergei Krylov and J. Curtis Henderson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2017

/s/ Sergei Krylov Sergei Krylov	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 15, 2017

/s/ J. Curtis Henderson J. Curtis Henderson	Director	September 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 15, 2017.

APPROACH OPERATING, LLC APPROACH DELAWARE, LLC APPROACH SERVICES, LLC APPROACH MIDSTREAM HOLDINGS LLC

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ross Craft, Sergei Krylov and J. Curtis Henderson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer* (Principal Executive Officer)	September 15, 2017

/s/ Sergei Krylov Sergei Krylov	Executive Vice President, Chief Financial Officer** (Principal Financial Officer and Principal Accounting Officer)	September 15, 2017

*	J. Ross Craft serves as the Chief Executive Officer of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.
**	Sergei Krylov serves as the Executive Vice President and Chief Financial Officer of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.